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                                                                      EXHIBIT 21


LIST OF SUBSIDIARIES OF VISION TWENTY-ONE, INC.

SUBSIDIARY                                                  JURISDICTION OF
                                                             INCORPORATION
Vision 21 Managed Eye Care of Tampa, Bay, Inc.                  Florida
Vision 21 Management Services, Inc.                             Florida
Vision 21 of southern Arizona, Inc.                             Florida
Vision 21 of Sierra Vista, Inc.                                 Florida
Vision Twenty-One Managed EyeCare, IPA,Inc.                     New York
Vision Twenty-One Eye Surgery Centers, Inc.                     Florida
Vision Twenty-One Surgery Centers, Ltd.                         Florida LP
Vision Twenty-One Surgery Center-Largo, Ltd.                    Florida LP
The Complete Optical Laboratory, Ltd.                           New Jersey
Vision Twenty-One Refractive Center, Inc.                       Florida
Vision Twenty-One of Wisconsin, Inc.                            Wisconsin
     Vision Insurance Plan of America, Inc.                     Wisconsin
Eye Surgery Center Management, Inc.                             Florida
LSI Acquisition, Inc.                                           New Jersey
MEC Health Care, Inc.                                           Maryland
Vision 21 Physician Practice Management Company                 Florida
Vision Twenty-One Eye Laser Centers, Inc.                       Florida
BBG-COA, Inc                                                    Delaware
     BVC Administrators, Inc.                                   New Jersey
     Block Vision, Inc.                                         New Jersey
          UVC Independent Practice Association, Inc.            New York
          Block Vision of Texas, Inc.                           Texas